UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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MAX RE CAPITAL LTD.

(Name of Registrant as Specified In Its Charter)

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MAX RE CAPITAL LTD.
(A Bermuda Company)

P.O. Box HM 2565
Hamilton, HM KX
Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2002

          Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Max Re Capital Ltd. (the “Company”) will be held at The Elbow Beach Hotel, Salon C, 60 South Shore Road, Paget, Bermuda, on May 2, 2002 at 2.30 p.m. local time for the following purposes:

1.	To elect four Class 2 directors of the Company to serve until the Company’s annual general meeting of shareholders in 2005.

2.	To approve an amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares issuable under such plan.

3.	To ratify the appointment of KPMG, Hamilton, Bermuda, as the Company’s independent auditors for 2002.

4.	To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

          Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

          Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 14, 2002 will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

          PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ACCOMPANYING PROXY CARD EXACTLY AS YOUR NAME APPEARS ON YOUR SHARE CERTIFICATE(S). IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 IN THE PROXY. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By order of the Board of Directors.

Robert J. Cooney Chairman of the Board March 26, 2002 Hamilton, Bermuda

MAX RE CAPITAL LTD.
(A Bermuda Company)

P.O. Box HM 2565
Hamilton, HM KX
Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Max Re Capital Ltd. (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at The Elbow Beach Hotel, Salon C, 60 South Shore Road, Paget, Bermuda, on May 2, 2002 at 2:30 p.m. local time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (“Notice of Meeting”). The Company’s Annual Report to shareholders for the fiscal year ended December 31, 2001, including financial statements, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy. Additional copies of the Annual Report may be obtained, without charge, by writing to the Company at the address above.

          This Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to shareholders on or about March 26, 2002.

VOTING SECURITIES AND VOTE REQUIRED

          As of March 14, 2002, the record date for the determination of persons entitled to receive notice of and to vote at the Meeting, there were issued and outstanding 39,621,879 common shares, US$1.00 par value per share (the “Common Shares”). The Common Shares are the Company’s only class of equity securities outstanding and entitled to vote at the Meeting or any and all adjournments thereof.

          Each Common Share held by a shareholder entitles such shareholder to one vote on each matter that is voted upon by poll at the Meeting or any adjournments thereof, subject to certain provisions of the Company’s Bye-Laws that reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, as described in the Company’s Bye-Laws, 9.9% or more of the Common Shares to less than 9.9% of the total voting power of the Company’s capital stock unless otherwise waived at the discretion of the Board of Directors.

          The presence, in person or by proxy, of the holders of more than 60% of the issued and outstanding Common Shares as of March 14, 2002, the record date of the Meeting, is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the Common Shares voting at the Meeting will be required to approve the matters to be voted upon at the Meeting.

          With regard to any proposal, votes may be cast in favor or against such proposal or a shareholder may abstain from voting on such proposal. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

SOLICITATION AND REVOCATION

          PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies are officers of the Company. Any shareholder desiring to appoint another person to represent him or her at the Meeting may do so by inserting such person’s name in the blank space provided on the accompanying form of proxy and delivering an executed proxy to the Secretary of the Company at the address indicated above before the time of the Meeting. It is the responsibility of the shareholder appointing such other person to represent him or her to inform such person of this appointment.

          All Common Shares represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR each of the proposal’s described herein and set forth on the accompanying form of proxy, and in accordance with the proxyholder’s best judgment as to any other business as may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxyholder in accordance with the directions of the shareholder appointing him or her.

          Proxies must be received by the Company not less than 24 hours prior to the holding of the Meeting. A shareholder may revoke his or her proxy at any time up to 1 hour prior to the commencement of the Meeting by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Meeting. A shareholder may vote his or her shares in person even if he or she has returned a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

          Four individuals are to be elected as Class 2 directors at the Meeting. Currently, the Company’s Board of Directors consists of thirteen individuals, divided into three classes of approximately equal size: Class 1 (five directors), Class 2 (four directors) and Class 3 (four directors). As provided in the Company’s Bye-Laws, the initial term of the Class 2 directors shall expire at the Meeting. The Class 2 directors are Messrs. Glenn Dubin, William H. Heyman, Willis T. King, Jr., and Steven M. Skala, each of whom is a nominee for election as a Class 2 director at the Meeting. If elected, the terms of each nominee will expire at the Company’s annual general meeting of shareholders in 2005. The Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the Board of Directors may propose. The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees.

          Set forth below is biographical information concerning each nominee for election as a director and each person who is continuing as a director of the Company, including each such individual’s principal occupation and the period during which such person has served as a director of the Company.

          NOMINEES FOR DIRECTOR WHOSE TERMS WILL EXPIRE IN 2005:

          Glenn Dubin, 44, has served as a Director of the Company since September 1999. Mr. Dubin has been a partner since 1984 of Dubin & Swieca Capital Management, Inc., a company he co-founded that focuses on alternative asset management strategies. Mr. Dubin has also been a partner since 1992 of Highbridge Capital Management, LLC (“Highbridge Capital”), a global equity arbitrage concern he co-founded. Dubin & Swieca and Highbridge Capital have in excess of $2 billion under management. Prior to 1984, Mr. Dubin was a Senior Vice President of E.F. Hutton & Co., where he specialized in merger arbitrage and special situation investments.

          William H. Heyman, 53, has served as a Director of the Company since May 2000. Mr. Heyman resigned in March 2002, as Chairman of Citigroup Investments Inc, a subsidiary of Citigroup Inc., a position he held since February 2001. From 1995 until February 2001, Mr. Heyman served in various positions with Citigroup Investments Inc., and its predecessor, Travelers Investment Group. Mr. Heyman also served as Chief Executive Officer of Tribeca Investments, L.L.C., a Citigroup subsidiary (and member firm of the New York Stock Exchange), which conducts proprietary trading and investment activities, including merger arbitrage, convertible hedging (domestic and international), and distressed securities investing, as well as Chief Executive Officer of Tribeca Management, L.L.C., a registered investment advisor. From 1993 to 1995, Mr. Heyman was a managing director and head of the private investment department of Salomon Brothers Inc. From 1991 to 1993, Mr. Heyman served as the Director of the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C.

          Willis T. King, Jr., 57, has served as a Director of the Company since September 1999. Mr. King retired in November 2001 as Chairman of the Board and Chief Executive Officer of Highlands Insurance Group (NYSE:HIC), a publicly traded property and casualty insurance holding company, a position he held since June 1999. Mr. King has served as a director of SCPIE Holdings, Inc. (NYSE:SKP), a medical malpractice insurance company since June 1997. From 1997 to June 1999, Mr. King was a Vice Chairman of Guy Carpenter & Co. From 1984 to 1997, Mr. King held various positions at Willcox, Inc. and most recently held the position of Chairman and Chief Executive Officer. From 1987 to 1997, Mr. King was a director of Johnson & Higgins, which was subsequently merged into Marsh & McLennan. Mr. King is a Member of the Advisory Council, School of Public Heath, The University of North Carolina, Chapel Hill.

          Steven M. Skala, 46, of Arnold Bloch Leibler, Lawyers and Consultants, Melbourne, Australia. Mr. Skala has served as a partner of Arnold Bloch Leibler, since 1985, and was a partner of Morris Fletcher & Cross, Brisbane, Australia from 1982 to 1985. Mr. Skala is a former director of Ten Network Holdings Limited, The King Island Company Limited and Nova Gas Australia Pty Ltd., and currently serves as a director of Hindal Corporate Ltd., Rothschild Australia e-Funds Investors Pty. Ltd. and HFM Limited.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

DIRECTORS WHOSE TERMS EXPIRE IN 2003:

          Zack H. Bacon III, 49, has served as a Director of the Company since its formation in July 1999 and also serves as Deputy Chairman. Since October 1998, Mr. Bacon has also been a member of the Board of Directors, a Managing Director and a member of the Investment Advisory Committee of Moore Capital Management, Inc. (“MCM”) and Director of Moore Capital Advisors, L.L.C. From 1985 to 1998, Mr. Bacon ran his own asset management firm. Before this, Mr. Bacon managed the non-equity portfolio of Soros Fund Management Company from1983 to 1985. Prior to this, Mr. Bacon was a Vice President at Goldman, Sachs & Co. Mr. Zack Bacon is a brother to Mr. Louis Moore Bacon, who resigned from the board in February 2002.

          Laurence W. Cheng, 54, has served as a Director of the Company since September 1999. He is a partner and co-founder of Capital Z Partners. Prior to forming Capital Z Partners in 1998, Mr. Cheng was, from 1997, the Chief Investment Officer and member of the Corporate Executive Board of the Zurich Financial Services Group, a global insurance and financial services company. From 1996 until 1997, Mr. Cheng was President and Chief Executive Officer of Zurich Investment Management Ltd., an asset manager for institutional customers. From 1988 until 1996, Mr. Cheng was the President and Chief Executive Officer of Zurich Bermuda, and in 1992 was also named Chief Financial Officer of the Centre Re Group. Throughout his 23-year tenure with the Zurich Financial Services Group, Mr. Cheng served in a number of different roles, including managing, accounting, actuarial, taxation and investment functions.

          Peter J. Rackley, 64, has served as a Director of the Company since December 1999. Mr. Rackley has been Chairman and Group Chief Executive of Western International Financial Group Ltd. and its subsidiary, Western General Insurance Ltd. (“Western General”) , since 1993. Prior to this, Mr. Rackley held various executive positions with General Accident Fire & Life Assurance Company Plc and NZI Insurance Group. Mr. Rackley currently serves as Chairman of Catlin Westgen Group Limited, Chairman of Westgen Certa Holdings Ltd., and a Director of Stockton Holdings Limited. Mr. Rackley is a Senior Associate of the Australian and New Zealand Institute of Insurance and Finance (ANZIIF (Snr. Assoc.)).

          James L. Zech, 44, has served as a Director of the Company since December 1999. He has been a principal, the President and Investment Manager of High Ridge Capital, L.L.C. (“High Ridge”) since its formation in 1995. Mr. Zech also serves as a member on the Board of Directors of each of Old American Investments Inc., Insurance Data Systems, Inc. and Philadelphia Consolidated Holding Corp. (NASDAQ:PHLY). From 1992 through 1995, Mr. Zech was an investment banker at S.G. Warburg & Co., Inc., where he was responsible for forming a U.S. Insurance Group, which became a part of Warburg’s worldwide financial institutions practice. From 1988 through 1992, Mr. Zech was a member of the Insurance Group of Donaldson, Lufkin & Jenrette Securities Corporation.

DIRECTORS WHOSE TERM EXPIRES IN 2004:

          John R. Barber, 40, has served as a Director of the Company since March 2002. Since January 2002, Mr. Barber has served as a Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., a subsidiary of Citigroup Inc., and as a member of Citigroup Investments Inc.’s Operating Committee. From September 2000 to January 2002, Mr. Barber served at Salomon Smith Barney Inc. as Co-Head of Citigroup’s employee Fund of Funds and Salomon Smith Capital Partners. From April 1999 to September 2000, Mr. Barber served as Deputy Head of the Financial Entrepreneurs Group, as a senior member of the Equity Capital Markets Group and as a member of the Commitment Committee at Salomon Smith Barney Inc. Mr. Barber joined Salomon Smith Barney Inc. in 1995 as a Managing Director. Prior to that he was Managing Director and Head of the Equity Capital Markets Group at Kidder Peabody & Co.

          Robert J. Cooney, 47, has served as a Director of the Company since its formation in July 1999, as President and Chief Executive Officer since September 1999 and as Chairman since November 1999. Mr. Cooney has served as a director of Max Re Diversified Strategies, Ltd. since October 2001, Grand Central Re Limited (“Grand Central Re”) since May 2001, Max Re Managers Ltd. since January 2001, and Max Re Europe Limited since April 2000. From 1987 to 1999, Mr. Cooney held various senior management positions at XL Insurance Ltd., one of the principal insurance operating units of XL Capital Ltd. (NYSE: XL), a Bermuda based, multi-line insurer. In 1998 Mr. Cooney became President and Chief Executive Officer of XL Insurance Ltd. and Executive Vice President of XL Capital Ltd. From 1995 to 1998, Mr. Cooney was President and Chief Operating Officer of XL Insurance Ltd. From 1983 to 1987, Mr. Cooney held various senior management positions at Trenwick Group, Inc., a U.S. based insurer and reinsurer, and its Bermuda-based subsidiary, Trenwick Services, Ltd., including the position of President of Trenwick Services, Ltd. From 1980 to 1983, Mr. Cooney was a partner at Wypich Illsley & Associates, a management consulting and executive search firm. Prior to 1980, Mr. Cooney was employed as a facultative underwriter at General Reinsurance Corp.

          Stephan W. Bub, 43, has served as a Director of the Company since May 2001. He has served as a Director of Grand Central Re since May 2001. Since January 2001, Mr. Bub has served as a member of the Board of Managing Directors of Bayerische Hypo- und Vereinsbank AG and continues to serve as Chief Executive Officer for the Americas and Asia regions of Bayerische Hypo- und Vereinsbank AG, a position he has held since January 2000. From 1996 to 2000, he served as Chief Executive Officer and General Manager of the Americas region for Bayerische Hypo- und Vereinsbank AG. Prior to this, Mr. Bub was Head of Treasury of Bayerische Hypo- und Vereinsbank AG in Munich with responsibilities for asset/liability management, fixed income and capital markets. Mr. Bub has been a member of the board of managing directors of Bayersiche Hypo- und Vereinsbank AG since February 2001.

          William R. Goodell, 46, has served as a Director of the Company since February 2002, when he was appointed to fill the vacancy created by the resignation of Mr. Louis Bacon from his position as a Director of the Company effective February 6, 2002. Mr. Goodell has served as Chief Administrative Officer at MCM since January 2001. Prior to this, from May 1995 to July 2000, Mr. Goodell acted as General Counsel of Tiger Management LLC, an international investment management fund. From 1987 to 1995, Mr. Goodell served as partner at the law firm of King & Spalding in Atlanta Georgia, and was an associate at the same firm from 1980 to 1987. Mr. Goodell is a trustee for Oglethorpe University.

          Mario P. Torsiello, 46, has served as a Director of the Company since March 2000. Since October 2001, Mr. Torsiello has served as President and Chief Executive Officer of First International Capital, LLC. From September 2000 to October 2001, Mr. Torsiello served as Managing Director and Head of North American Insurance Practice of Dresdner Kleinwort Wasserstein (formerly known as Wasserstein Perella & Co, Inc.). From December 1999 to September 2000, Mr. Torsiello acted as President and a Director of INDC Group Inc., a California based insurance company formed to offer a broad line of consumer orientated insurance products through the Internet. From 1987 to 1999, Mr. Torsiello was an investment banker in Salomon Smith Barney’s Financial Institutions Group, having served as Managing Director from 1995 and Co-Head of the Insurance Group from 1997 to 1999. Prior to joining Salomon Smith Barney, Mr. Torsiello was a Senior Manager in KPMG’s New York insurance accounting and audit services unit. Mr. Torsiello is a member of the Board of Advisors of Fordham College of Business Administration and is licensed as a certified public accountant in New York State.

Executive Officers Who are Not Directors

          Set forth below is biographical information concerning each executive officer of the Company who is not a director.

          W. Dave Brining, 45, has served as Executive Vice President – Property and Casualty Operations since November 1999. Mr. Brining has served as Director of Max Re Managers Ltd., since January 2001. Mr. Brining worked at Scandinavian Reinsurance Company Limited, a Bermuda-based specialist alternative risk transfer underwriter (“Scandinavian Re”), from its formation in 1988 through 1999, serving as a Director and Executive Vice President from 1997 to 1999 and Senior Vice President and Chief Financial Officer from 1988 to 1997. Prior to joining Scandinavian Re, Mr. Brining was Controller of GTE Reinsurance Co., a Bermuda-based reinsurer, from 1984 to 1988.

          Keith S. Hynes, 49, has served as Executive Vice President and Chief Financial Officer since September 1999. Mr. Hynes has served as President of Grand Central Re since May 2001, and as a director of Max Re Diversified Strategies, Ltd. since October 2001, Max Re Managers, Ltd., since January 2001, and as director of Max Re Europe Limited since April 2000. From 1994 to 1999, Mr. Hynes held various senior management positions at RenaissanceRe Holdings, Ltd. (NYSE:RNR), a Bermuda reinsurer and insurer that he co-founded, and its subsidiaries. For RenaissanceRe Holdings, Mr. Hynes acted as Executive Vice President – Primary Operations from August 1997 to April 1999 and Senior Vice President and Chief Financial Officer from 1994 to August 1997. For RenaissanceRe Holdings’ subsidiary, Renaissance US Holdings, he served as President and Chief Executive Officer from June 1998 to April 1999. Prior to joining RenaissanceRe Holdings, Mr. Hynes held various positions at Hartford Steam Boiler Inspection and Insurance Co., a Connecticut insurance company, from 1983 to 1994, including the position of Senior Vice President and Chief Financial Officer from 1992 to 1994. From 1978 to 1983, he held various positions, including Assistant Vice President at Aetna Life and Casualty Company.

          Philip R. Kruse, 53, has served as Executive Vice President – Life and Annuity Operations since November 1999. Mr. Kruse has served as a Director of Max Re Managers Ltd., since January 2001. From April 1994 to October 1999, Mr. Kruse served as Senior Vice President, responsible for general management of business in partnership with the president and chief actuary, at ING Reinsurance (formerly Security Life Reinsurance), a U.S. based reinsurance company. From 1991 to 1994, Mr. Kruse was Vice President of Marketing of Transport Life, part of the Travelers Group. For a year prior to joining Transport Life, Mr. Kruse served as Senior Vice President at MacKeen and Bailey and from 1980 to 1990 Mr. Kruse held various positions at Transamerica Occidental Life, including Regional Vice President.

          Peter A. Minton, 43, has served as Executive Vice President and Chief Risk Officer since February 2001. Mr. Minton joined the Company in April 2000 as Senior Vice President and Chief Risk Officer. Mr. Minton has served as director of Max Re Diversified Strategies, Ltd. from October 2001. From 1999 to 2000, Mr. Minton served as Managing Director and Head of Fixed Income Research for Scudder Kemper Investments. From 1996 to 1999, Mr. Minton served as a Senior Vice President of Investments at General Reinsurance Company. From 1991 to 1996, Mr. Minton held the position of Principal and Head of Fixed Income Strategy at Morgan, Stanley & Co. Incorporated. From 1984 to 1991, Mr. Minton served as Vice President and Portfolio Manager at CMB Investment Counselors. Prior to joining CMB Investment Counselors, Mr. Minton served as a tax planner in the Tax Department of Ernst & Whinney between 1981 and 1984.

Meetings and Committees of the Board of Directors

Board of Directors Meetings; Board Committee Meetings

          During 2001, the Board met four times, the Audit and Risk Management Committee met four times, the Compensation Committee met three times, the Finance and Investment Committee met four times and the Nominating Committee met once. Each of the Company’s Directors or their alternates attended at least 75% of the total number of meetings of the Board and any committee on which they served, with the exception of Mr. Dubin who attended 50% and Mr. Torsiello who attended 50% of the total number of meetings of the Board, and any committee on which they served. As described below and in accordance with the Company’s Bye-Laws, Mr. Louis Bacon appointed an alternate director to attend all of the Board and committee meetings for him.

          The Company’s Bye-Laws permit a director of the Company to appoint an alternate director to attend meetings of the Board of Directors. In accordance with the Bye-Laws, Mr. Louis Bacon appointed Mr. Kevin Heerdt, Chief Investment Officer of MCM, Inc., to attend each meeting of the Board of Directors held in 2001. In addition, Mr. Heerdt, as an alternate director, attended the Company’s Nominating Committee meeting held in November 2001, the only Committee on which Mr. Louis Bacon served. As such, Mr. Heerdt, who, as an alternate director, had all of the rights and powers of a Director, attended 100% of the total number of meetings of the Board and the Nominating Committee. Mr. Louis Bacon resigned from the Board of Directors in February 2002.

Audit and Risk Management Committee

          The Audit and Risk Management Committee of the Board is composed entirely of non-management directors, each of whom is independent of the Company and its management, as defined by the National Association of Securities Dealers’ listing standards. The Audit and Risk Management Committee presently consists of Messrs. Rackley, Barber, Heyman, Skala, and Zech, and is responsible for meeting with the Company’s independent auditors regarding, among other issues, audits and adequacy of the Company’s accounting, control and risk management procedures. The Audit and Risk Management Committee Charter is set forth on Annex A attached hereto.

Compensation Committee

          The Compensation Committee of the Board presently consists of Messrs. Bacon, Cheng, King and Torsiello. The Compensation Committee reviews the performance and compensation of senior corporate officers, establishes overall employee compensation policies and recommends, to the Board of Directors, major compensation programs. The Compensation Committee has the authority to grant options and restricted stock under the Company’s 2000 Stock Incentive Plan (“Incentive Plan”).

          The Compensation Committee also reviews the performance of senior management and compensation policies and procedures and makes recommendations to the Board of Directors with respect to such policies and procedures.

Finance and Investment Committee

          The Finance and Investment Committee of the Board presently consists of Messrs. Cheng, Bacon, Bub, Cooney, and Dubin, and has the authority to approve the Company’s investment guidelines, which provide standards to ensure portfolio safety and liquidity, and to make recommendations to the Board of Directors on investment asset allocations and the selection of investment managers and custodians for the Company’s portfolio assets.

Nominating Committee

          The Nominating Committee of the Board presently consists of Messrs. Cooney, Goodell, Rackley and Zech. The Nominating Committee proposes to the shareholders and the Board of Directors a slate of director nominees in connection with the election of directors.

          Additional committee members may be added from time to time. The composition of any or all committees may change, subject to the results of the elections of directors at shareholders’ meeting or for other reasons. Additionally, the Company may from time to time form other committees as circumstances warrant. Such committees will have the authorities and responsibilities as delegated by the Board.

Compensation of Directors

          Directors who are employees of the Company or affiliated with Moore Holdings, LLC, Capital Z Partners, L.P., Western General, Citigroup Inc. or Bayerische Hypo- und Vereinsbank AG are not paid any fees or other compensation for services as members of the Board of Directors or any committee thereof. Each other director receives cash in the amount of $20,000 per annum and $1,000 per Board of Directors or committee meeting attended, and upon election to the Board, is granted an option to purchase 10,000 Common Shares at the then fair market value pursuant to the Incentive Plan. In addition, subject to certain conditions, each outside director is granted an option to purchase 2,000 Common Shares at each annual shareholder’s meeting with an exercise price equal to the fair market value of the Common Shares at the time of the grant. All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board of Directors or committees thereof.

Performance Graph

          Set forth below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company’s Common Shares from August 13, 2001 (the date on which the Company’s shares were first listed on the Nasdaq Stock Market (US)), through December 31, 2001, on the Total Return Index for the S&P 500 Index and the S&P Insurance (Property and Casualty) Index. The performance graph assumes $100 invested on August 13, 2001 in the stock of Max Re Capital Ltd., the S&P 500 Index and the S&P Insurance (Property and Casualty) Index. It also assumes that all dividends are reinvested.

Security Ownership of Certain Beneficial Owners, Officers and Directors.

          The following table sets forth information as of March 15, 2002 with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of Common Shares and the applicable voting rights attached to such share ownership in accordance with the Company’s Bye-Laws by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Shares; (ii) each director of the Company; (iii) the Company’s Chief Executive Officer and each of the four remaining most highly compensated executive officers (collectively, the “Named Executive Officers”); and (iv) all executive officers and directors of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Common Shares		Percent of Class (2)

Capital Z Investments, LP 54 Thompson Street New York, NY 10012 USA	1,440,334	(3)	3.64%

Citigroup Inc., through its wholly owned subsidiaries 399 Park Avenue New York, NY 10043 USA	1,666,666	(4)	4.21%

Moore Holdings, LLC 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	1,440,334	(5)	3.64%

Entities affiliated with Moore Capital Management, Inc. 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	2,333,334	(6)	5.89%

Louis Moore Bacon 1251 Avenue of the Americas, 53rd Floor New York, NY 10020 USA	1,440,334	(7)	3.64%

Western General Insurance Ltd. Swan Building, 2nd Floor 26 Victoria Street Hamilton, Bermuda	4,672,624	(8)	11.79%

Robert J. Cooney	1,106,378	(9)	2.87%
W. Dave Brining	351,262	(10)	*
Keith S. Hynes	358,827	(11)	*
Philip R. Kruse	192,027	(12)	*
Peter A. Minton	122,160	(13)	*
Zack H. Bacon, III	0	(14)	*
John R. Barber	0	(15)	*
Stephan W. Bub	0	(16)	*
Laurence W. Cheng	0	(3)	*
Glenn Dubin	27,334	(17)	*
William R. Goodell	0	(18)	*
William H. Heyman	5,000	(19)	*
Willis T. King, Jr.	44,001	(20)	*
Peter J. Rackley	0	(8)	*
Steven M. Skala	30,667	(21)	*
Mario P. Torsiello	44,001	(22)	*
James L. Zech	29,001	(23)	*

All directors, nominees and executive officers as a group (18 persons)	3,750,992	(24)	9.54%

* Less than 1%
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Max Re Capital Ltd., P.O. Box HM 2565, Hamilton, HM KX, Bermuda.

(2)	Certain provisions of the Company’s Bye-Laws reduce the total voting power of any shareholder owning 9.9% or more of the Common Shares to less than 9.9% of the Company’s capital stock, unless otherwise waived. The Company has waived these provisions with respect to Western General.

(3)	Does not include 1,892,999 Non-Voting Common Shares (“Max Re Non-Voting Common Shares”) of Max Re Ltd., a subsidiary of the Company (“Max Re”), or warrants (“Max Re Warrants”) to acquire 2,205,725 Max Re Non-Voting Common Shares. Although Max Re Non-Voting Common Shares (including Max Re Non-Voting Common Shares issuable upon exercise of the Max Re Warrants) may be exchanged for Common Shares on a one-to-one basis in certain circumstances, including following a sale, transfer or other disposition to an unaffiliated third party, Capital Z Investments, L.P. (“Cap Z”) cannot exchange the Max Re Non-Voting Common Shares for Common Shares without the unanimous consent of the Board of Directors of the Company, other than to deliver Common Shares upon a sale in the public market. Capital Z Investment Management, L.P., a Bermuda limited partnership, is the general partner of Cap Z and exercises voting and investment power with respect to Cap Z’s portfolio assets. As the general partner of Capital Z Investment Management, L.P., Capital Z Investment Management, Ltd., a Bermuda limited liability company, exercises voting and investment power with respect to Cap Z’s portfolio assets at the direction of the investment committee of Capital Z Investment Management, Ltd. The members of this investment committee include Messrs. Steven Gluckstern, Robert Spass, Laurence Cheng, Scott Delman, Brad Cooper and Mark Gormley. Mr. Cheng, an officer and director of the ultimate general partner of Cap Z and the management company of Cap Z, disclaims any beneficial interest in the Common Shares beneficially owned by Cap Z.

(4)	Does not include 5,000 Common Shares owned by Mr. William H. Heyman, who recently resigned from his position as Chairman of Citigroup Investments Inc. Does not include any Common Shares that are owned by employees of Salomon Smith Barney Inc. and any other Citigroup Inc. affiliates. Citigroup Inc., through its wholly owned subsidiaries, disclaims any beneficial interest in these Common Shares.

(5)	Does not include 5,226,333 Max Re Non-Voting Common Shares or Max Re Warrants to acquire 4,911,452 Max Re Non-Voting Common Shares that Moore Holdings, LLC cannot exercise or exchange for Common Shares without the unanimous consent of the Board of Directors of the Company, other than to deliver Common Shares upon a sale in the public market. All Common Shares, Max Re Warrants and Max Re Non-Voting Common Shares owned by Moore Holdings, LLC have been pledged to Citicorp USA, Inc. pursuant to that certain Hypothecation and Pledge Agreement dated December 22, 1999. Does not include 1,666,667 Common Shares beneficially owned by Moore Global Investments, Inc. (“MGI”) or 666,667 Common Shares owned by Remington Investment Strategies, L.P. (“Remington”). Mr. Louis Bacon, as the controlling member of Moore Holdings, LLC, may be deemed to beneficially own the Common Shares, Max Re Non-Voting Common Shares and Max Re Warrants owned by Moore Holdings, LLC. Does not include 35,333 Common Shares owned by family members of Mr. Louis Bacon and Mr. Zack Bacon or 200,000 Max Re Non-Voting Common Shares owned by Mr. Zack Bacon.

(6)	Includes 1,666,667 Common Shares held of record or beneficially by MGI and 666,667 Common Shares held of record or beneficially by Remington. MCM exercises voting and investment power with respect to portfolio assets held for the account of MGI. Moore Capital Advisors, L.L.C. is the sole general partner of Remington. Mr. Louis Bacon is the majority shareholder of MCM and is the majority equity holder of Moore Capital Advisors, L.L.C. As a result, Mr. Bacon may be deemed to be the beneficial owner of the aggregate shares held of record or beneficially by MGI and Remington. (See footnote 5 and 6). Does not include 5,226,333 Max Re Non-Voting Common Shares or Max Re Warrants to acquire 4,911,452 Max Re Non-Voting Common Shares owned by Moore Holdings, LLC, as described in footnote 5.

(7)	Includes Common Shares beneficially owned by Moore Holdings, LLC, which Mr. Bacon, as the controlling member thereof, may be deemed to beneficially own. Does not include 5,226,333 Max Re Non-Voting Common Shares or Max Re Warrants to acquire 4,911,452 Max Re Non-Voting Common Shares that Moore Holdings, LLC cannot exercise or exchange for Common Shares without the unanimous consent of the Board of Directors of the Company, other than to deliver Common Shares upon a sale in the public market. Does not include 1,666,667 Common Shares owned by MGI or 666,667 Common Shares owned by Remington (See footnote 6). Does not include Max Re Non-Voting Common Shares owned by Mr. Zack Bacon, Mr. Bacon’s brother, as to which Mr. Bacon disclaims any beneficial interest.

(8)	For Western General, includes warrants that are currently excisable to acquire 672,624 Common Shares. Mr. Rackley, Chairman and Group Chief Executive Officer of Western International Financial Group Ltd., the parent corporation of Western General, disclaims any beneficial interest in the Common Shares and warrants held by Western General. Does not include 1,000 Common Shares owned by Mr. John Marion, President and Managing Director of Western General, who has been appointed an alternate director for Mr. Rackley.

(9)	Includes (i) warrants that are currently exercisable to acquire 428,378 Common Shares; (ii) 104,000 Common Shares owned by Yenooc Ltd. as to which Mr. Cooney, as sole director, claims beneficial ownership; (iii) 68,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iv) 6,000 shares of restricted stock issued under the Incentive Plan that have vested. Does not include (A) warrants to acquire 453,903 Common Shares that are not currently exercisable; (B) 182,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 24,000 shares of restricted stock issued under the Incentive Plan that have not yet vested.

(10)	Includes (i) warrants that are currently exercisable to acquire 105,827 Common Shares; (ii) 36,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; (iii) 3,600 shares of restricted stock issued under the Incentive Plan that have vested; and (iv) 3,335 Common Shares owned by Mr. Brining’s son, a minor. Does not include (A) warrants to acquire 100,825 Common Shares that are not currently exercisable; (B) 94,000 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable; or (C) 14,400 shares of restricted stock issued under the Incentive Plan that have not yet vested.

(11)	Includes (i) warrants that are currently exercisable to acquire 93,827 Common Shares; (ii) 32,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 3,000 shares of restricted stock issued under the Incentive Plan that have vested. Does not include (A) warrants to acquire 92,825 Common Shares that are not currently exercisable; (B) 88,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 12,000 shares of restricted stock issued under the Incentive Plan that have not yet vested.

(12)	Includes (i) warrants that are currently exercisable to acquire 69,827 Common Shares; (ii) 54,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 3,200 shares of restricted stock issued under the Incentive Plan that have vested. Does not include (A) warrants to acquire 76,825 Common Shares that are not currently exercisable; (B) 121,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; or (C) 12,800 shares of restricted stock issued under the Incentive Plan that have not yet vested.

(13)	Includes (i) warrants that are currently exercisable to acquire 51,827 Common Shares; (ii) 28,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable; and (iii) 9,000 shares of restricted stock issued under the Incentive Plan that have vested. Does not include (A) warrants to acquire 64,825 Common Shares that are not currently exercisable, (B) 82,000 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are not currently exercisable; (C) 31,000 shares of restricted stock issued under the Incentive Plan that have not yet vested.

(14)	Does not include 200,000 Max Re Non-Voting Common Shares that Mr. Bacon cannot exchange for Common Shares without the unanimous consent of the Board of Directors of the Company, other than to deliver Common Shares upon a sale in the public market. All Max Re Non-Voting Common Shares owned by Mr. Bacon have been pledged to HSBC Bank USA pursuant to that certain Pledge and Hypothecation Agreement dated March 12, 2002.

(15)	Does not include 1,666,666 Common Shares beneficially owned by Citigroup Inc. as to which Mr. Barber, as an affiliate thereof, disclaims any beneficial interest.

(16)	Does not include 833,333 Common Shares beneficially owned by Bayerische Hypo- und Vereinsbank AG, as to which Mr. Bub, a Managing Director of Bayerische Hypo- und Vereinsbank AG, disclaims any beneficial interest.

(17)	Includes 4,001 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 7,999 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

(18)	Does not include shares or warrants owned by Moore Holdings, LLC, MGI or Remington (see footnote 5 and 6), as to which Mr. Goodell, as an affiliate thereof, disclaims any beneficial interest.

(19)	Does not include 1,666,666 Common Shares beneficially owned by Citigroup Inc., as to which Mr. Heyman, as an ex affiliate thereof, disclaims any beneficial interest.

(20)	Includes 4,001 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 7,999 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

(21)	Includes 26,666 Common Shares beneficially owned by Stockmoor Pty Ltd., as to which Mr. Skala, as the sole Director thereof and as a beneficiary of a trust, which owns shares in its ultimate holding company, has a beneficial interest. Includes 4,001 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 7,999 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

(22)	Includes 4,001 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 7,999 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable.

(23)	Includes 4,001 Common Shares issuable upon the exercise of options issued under the Incentive Plan that are currently exercisable. Does not include 7,999 Common Shares issuable upon the exercise of options under the Incentive Plan that are not currently exercisable. Does not include 1,000,000 Common Shares owned by High Ridge Capital Partners II, L.P., as to which Mr. Zech, as a partner thereof, disclaims any beneficial interest.

(24)	Includes (i) warrants that are currently exercisable to acquire 749,686 Common Shares; (ii) options to acquire 238,005 Common Shares that are currently exercisable; and (iii) 24,800 restricted shares that have vested. Does not include (A) warrants to acquire 789,203 Common Shares that are not currently exercisable; (B) options to acquire 606,995 Common Shares that are not currently exercisable; or (C) 94,200 restricted shares that have not yet vested.

Certain Relationships and Related Transactions

          Described below are transactions the Company has entered into with parties that are related to the Company. The Company believes that each of the transactions described below was on terms no less favorable to it than it could have obtained from unrelated parties.

Transactions and Relationships with Strategic Investors

          As of December 31, 2001, $563 million of the fair market value of the investment assets of the Company’s alternative investment portfolio was invested in Max Re Diversified Strategies, Ltd., the Company’s wholly owned subsidiary managed by MCM. MCM currently does not receive fees as the Company’s alternative investment portfolio manager but the Company expects to negotiate a fee arrangement prior to the end of 2002. Additionally, MCM performs accounting and related services for Max Re Diversified Strategies, Ltd., for which it receives customary fees. As of December 31, 2001, approximately $130 million, or 23.1%, of the fair value of this portfolio was invested in funds managed by MCM. Through December 31, 2001, MCM had received aggregate management and incentive fees of $7.6 million in respect of Max Re Diversified Strategies, Ltd.’s assets invested in underlying funds managed by MCM. Mr. Zack Bacon, a director of the Company, and Mr. Louis Bacon, who was a director of the Company through February 2002, are principals of MCM, and Mr. William Goodell, a director of the Company since February 2002, is the Chief Administrative Officer of MCM. Accordingly, Messrs. Zack Bacon and Goodell may have interests that are different from, or in addition to, the interests of the Company.

          As of December 31, 2001, $29 million of the fair value of the Company’s alternative investment portfolio was invested in Highbridge Capital one of the Company’s principal shareholders, for which Highbridge Capital received aggregate fees of $1.9 million. Mr. Glenn Dubin, one of the Company’s directors, is a founding partner of Highbridge Capital.

          Investments by Strategic Investors

          Moore Holdings, LLC and Cap Z sponsored the formation of the Company. As of March 15, 2002, Moore Holdings, LLC, an affiliate of Mr. Louis Bacon, Mr. Zack Bacon and Mr. Goodell, beneficially owned 1,440,334 Common Shares, as well as 5,226,333 Max Re Non-Voting Common Shares and warrants to acquire 4,911,452 Max Re Non-Voting Common Shares. Moore Holdings, LLC acquired these securities for an aggregate of $100 million. As of March 15, 2002, affiliated entities of MCM beneficially owned 3,773,668 Common Shares, which they acquired for an aggregate of $56 million. Mr. Louis M. Bacon and Mr. Zack H. Bacon, III are principals of MCM, and Mr. William R. Goodell is the Chief Administrative Officer of MCM.

          As of March 15, 2002, Cap Z, an affiliate of Mr. Laurence W. Cheng, one of the Company’s directors, beneficially owned 1,440,334 Common Shares, as well as 1,892,999 Max Re Non-Voting Common Shares and warrants to acquire 2,205,725 Max Re Non-Voting Common Shares. Cap Z acquired these securities for an aggregate of $50 million.

          Additionally, as of March 15, 2002, Western General, an affiliate of Mr. Peter J. Rackley, one of the Company’s directors, beneficially owned 4,000,000 Common Shares and warrants to acquire 672,624 Common Shares. Western General acquired these securities for an aggregate of $60 million.

          The warrants issued to Moore Holdings, LLC, Cap Z and Western General in 1999 and 2000 were issued in connection with private placements of the Company’s Common Shares in consideration of their sponsorship of and strategic investment in the Company. As strategic investors, and for no additional consideration, Moore Holdings, LLC and Cap Z received additional warrants to acquire 1,665,051 and 582,526 Max Re Non-Voting Common Shares respectively, and Western General received warrants to acquire 59,414 Common Shares at the closing of the Company’s initial public offering in 2001, which have a term of 10 years and an exercise price per share equal to $16.00 per share, the public offering price per Common Share.

          Relationships with Strategic Investors and Underwriters

          Mr. Zack H. Bacon, III, one of the Company’s directors, is a director, a Managing Director and a member of the Investment Advisory Committee of MCM. Mr. William R. Goodell, one of the Company’s directors, is the Chief Administrative Officer of MCM. MCM is vested with the investment discretion with respect to portfolio assets held for the account of MGI and Remington.

          Mr. John R. Barber, one of the Company’s directors, currently serves as a Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., one of the Company’s principal shareholders.

          Mr. Laurence W. Cheng, one of the Company’s directors, is an officer and director of the ultimate general partner of Cap Z, one of the Company’s principal shareholders.

          Mr. Peter J. Rackley, one of the Company’s directors, currently serves as Chairman and Group Chief Executive Officer of Western International Financial Group Ltd. and its subsidiary, Western General, one of the Company’s principal shareholders.

          Mr. Steven M. Skala, one of the Company’s directors, is a solicitor and a senior partner of Arnold Bloch Leibler, an Australian law firm that performed certain legal services for the Company in 2001.

          Mr. James L. Zech, one of the Company’s directors, currently serves as a principal of High Ridge an affiliate of High Ridge Capital Partners II, L.P., one of the Company’s principal shareholders.

          Salomon Smith Barney Inc., an affiliate of Citigroup, Inc., acted as placement agent for the Company’s first and second private equity offerings, for which it received $5.8 million in fees, and also acted as underwriter for the Company’s initial public offering, for which it received $4.2 million in fees. In addition, Salomon Smith Barney Inc. performed services for the Company in connection with the Company’s share repurchase program, for which it received $49,980 in fees. Wholly owned subsidiaries of Citigroup Inc., which are affiliates of Salomon Smith Barney Inc., own approximately 1,666,666 Common Shares. Mr. John R. Barber, one of the Company’s directors, serves as a Managing Partner of Citigroup Private Equity, a division of Citigroup Investments Inc., an affiliate of Salomon Smith Barney Inc. and one of the Company’s principal shareholders. The number of Common Shares owned by Citigroup Inc. does not include 5,000 Common Shares owned by Mr. William H. Heyman, who recently resigned as Chairman of Citgroup Investments, Inc., or any Common Shares that are owned by employees of Salomon Smith Barney Inc. and other Citigroup Inc. affliates. Citigroup Inc., through its wholly owned subsidiaries, disclaims any beneficial interest in these shares.

          Bank of America, N.A., an affiliate of Banc of America Securities LLC, which owns 333,333 Common Shares, acted as one of the underwriters in the Company’s initial public offering. Bank of America, N.A., Citibank, N.A., an affiliate of Salomon Smith Barney Inc. and Citigroup, Inc., each participate in the Company’s syndicated U.S. bank $375 million letter of credit facility. Each of Bank of America, N.A. and Citibank, N.A. committed $100 million to the facility.

Transactions with Bayerische Hypo- und Vereinsbank AG and Grand Central Re

          In May 2001, in connection with the formation and capitalization of Grand Central Re, Bayerische Hypo- und Vereinsbank AG, made a $15 million investment in the Company’s Common Shares and in January 2002, committed to a $100 million letter of credit facility. Mr. Stephan W. Bub, one of the Company’s directors, is a member of the Board of Managing Directors of Bayerische Hypo-und Vereinsbank AG, and Chief Executive Officer of the Americas and Asia divisions of Bayerische Hypo- und Vereinsbank AG.

          Mr. Bub and Mr. Cooney are members of the board of directors of Grand Central Re, and Mr. Hynes serves as President. For services under the Company’s insurance management agreement with Grand Central Re, the Company will receive a per annum fee equal to a minimum of $1 million and a maximum of $10 million, which consists of fixed and variable components.

Loans to Management

          During 2001, Messrs. Cooney, Brining, Hynes, Kruse and Minton, all of whom are officers of the Company, purchased an aggregate of 123,100 Common Shares of the Company. During 1999 and 2000, Messrs. Cooney, Brining, Hynes, Kruse and Minton purchased an aggregate of 933,333 Common Shares from the Company. The Company made loans to Messrs. Cooney, Brining, Hynes, Kruse and Minton in the amounts of $4.5 million, $2.0 million, $1.4 million, $750,000 and $450,000, respectively, to partially finance such purchases. Such loans bear interest at the Applicable Federal Rate, which is published by the U.S. Internal Revenue Service. As of December 31, 2001, the aggregate amounts outstanding under such loans were $4.5 million, $2.0 million, $1.4 million, $750,000 and $450,000, respectively. The principal amount of each of Messrs., Cooney, Brining, Hynes, Kruse and Minton’s outstanding respective loans and accrued interest must be repaid in March 2005. Interest on the loans is paid annually in arrears, and has been paid through December 31, 2001.

Shareholders’ Agreement and Registration Rights

          Each of the Company’s private placement shareholders is a party to a shareholders’ agreement dated as of December 22, 1999. Under the shareholders’ agreement, among other things, each of Moore Holdings, LLC, Cap Z and Western General is entitled to require the Company to register its Common Shares, including the Common Shares issuable upon exchange of Max Re Non-Voting Common Shares, under the Securities Act. Each of these investors will be permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations once the Company is eligible to use Forms S-2 or S-3, or similar short-form registrations, provided that the Company will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of Common Shares included in such registration by any other shareholders. Each shareholder has unlimited piggyback rights, subject to cutbacks as further described in the shareholders’ agreement. The exercise of demand and piggyback rights are subject to such other limitations and conditions as are customary in registration rights agreements.

Executive Compensation

          The following Summary Compensation Table sets forth information concerning the compensation paid to the Named Executive Officers during the years ended December 31, 2001, December 31, 2000 and December 31, 1999.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation		All Other Compensation (6)

		Salary (1)	Bonus (2)	Other Annual Compensation (3)	Restricted Stock Awards (4)	Securities Underlying Options (5)

Robert J. Cooney	2001	$580,000	$ 916,000	$164,151	$384,000	346,081	$58,000
Chairman, President and	2000	$550,000	$1,045,000	$153,461	—	228,973	$55,000
Chief Executive Officer	1999	$275,000	$1,722,793	$ 87,500	—	397,227	$27,500

W. Dave Brining	2001	$420,000	$ 497,600	$128,988	$230,400	126,412	$42,000
Executive Vice President	2000	$400,000	$ 550,000	$121,096	—	240	$40,000
	1999	$116,667	$ 800,000	$ 24,000	—	160,000	$11,667

Keith S. Hynes	2001	$375,000	$ 478,000	$133,725	$192,000	116,412	$37,500
Executive Vice President	2000	$360,000	$ 450,000	$109,958	—	240	$36,000
and Chief Financial Officer	1999	$120,000	$ 400,000	$ 28,000	—	140,000	$12,000

Philip R. Kruse	2001	$350,000	$ 426,200	$118,534	$204,800	121,412	$35,000
Executive Vice President	2000	$325,000	$ 525,000	$120,528	—	50,240	$32,500
	1999	$ 54,167	$ 350,000	$ 16,000	—	100,000	$ 5,416

Peter A. Minton	2001	$315,000	$ 463,660	$116,780	$192,000	106,412	$31,500
Executive Vice President	2000	$194,792	$ 425,000	$ 62,195	$ 75,000	70,240	$19,479
and Chief Risk Officer	1999	—	—	—	—	—	—

(1)	Mr. Minton’s salary for 2000 represents salary paid beginning April 15, 2000 and is based on an annual salary of $275,000. Salary amounts for 1999 represent salary paid beginning July 1, 1999, September 15, 1999, September 1, 1999 and November 1, 1999 for Messrs. Cooney, Brining, Hynes and Kruse, respectively, and are based on annualized salaries of $550,000, $400,000, $360,000 and $325,000 for Messrs. Cooney, Brining, Hynes and Kruse, respectively.

(2)	Bonus amounts for 2001 were paid in March 2002. Bonus amounts for Messrs. Cooney, Brining, Hynes, Kruse and Minton consist of $820,000, $440,000, $430,000, $375,000, and $415,000 respectively. Bonus amounts also include the vested portion of a restricted stock award grant to Messrs. Cooney, Brining, Hynes, Kruse and Minton. The award was granted under the Max Re Capital 2000 Incentive Plan, and vested 20% on the date of grant, and vests ratably over a four -year period, provided certain performance measures are met. Messrs. Cooney, Brining, Hynes, Kruse and Minton had an aggregate 6,000, 3,600, 3,000, 3,200 and 3,000 shares vested respectively, with an aggregate value of $96,000, $57,600, $48,000, $51,200 and $48,000, or $16.00 per share respectively. Of Mr. Minton’s amount, $15,660, or an aggregate value of $15.66 per share, as of December 31, 2001, represents the vesting of a grant awarded to Mr. Minton in June 2000, under the Max Re Capital Incentive Plan. The award vested 20% on date of grant, and 20% ratably over the following four anniversaries of the grant date. Bonus amounts for 2000 were paid in February 2001. Mr. Minton’s bonus amount also includes a sign on bonus that was paid in May 2000, and $15,000, or $15.00 per share, as of December 31, 2000, which represents the initial 20% vested portion of an award of 5,000 restricted stock award granted in 2000. Bonus amounts for 1999 were paid in February 2000, and consist of sign-on bonuses of $1,172,793, $600,000, $200,000 and $250,000 for Messrs. Cooney, Brining, Hynes and Kruse respectively.

(3)	The 2001 amounts consist of housing allowances for Messrs. Cooney, Brining, Hynes, Kruse and Minton of $120,000, $96,000, $84,000, $96,000, and $96,000 respectively, and reimbursements for home leave, a car allowance, club dues and tax preparation costs. The 2000 amounts consist of a housing allowance of $120,000, $96,000, $84,000, $96,000 and $59,500 for Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively, and reimbursements for home leave, a car allowance, club dues and tax preparation costs.

(4)	The 2001 restricted stock awards granted to Messrs. Cooney, Brining, Hynes, Kruse and Minton represent awards of 30,000, 18,000, 15,000, 16,000 and 15,000 Common Shares respectively, at a grant price of $16.00 per share. The restricted shares are subject to certain performance measures in order for vesting to occur. As of December 31, 2001, 24,000, 14,400, 12,000, 12,800 and 12,000 shares remain unvested for Messrs. Cooney, Brining, Hynes, Kruse and Minton respectively, having an aggregate value of $375,840, $225,504, $187,920, $200,448 and $187,920 respectively, or $15.66 per share. As of December 31, 2001, a further 1,000 shares of Mr. Minton’s 2000 restricted share award of 5,000 shares, were vested with an aggregate value of $15,660 or $15.66 per share, and 3,000 shares remained restricted, having an aggregate value of $46,980 Dividends, if declared, are payable on all restricted shares.

(5)	In 2001, Messrs. Cooney, Brining, Hynes, Kruse and Minton were granted warrants to purchase 256,081, 46,412, 46,412, 46,412, and 46,412 Common Shares of the Company, respectively, and options to purchase 90,000, 80,000, 70,000, 75,000 and 60,000 Common Shares, respectively, granted under the Incentive Plan. The warrants and options vest 20% on the date of grant and 20% on each of the four anniversaries of the date of grant. In 2000, Messrs. Cooney, Brining, Hynes, Kruse and Minton were granted warrants to purchase 228,973, 240, 240, 240 and 70,240 Common Shares of the Company respectively, and options were granted to Mr. Kruse under the Incentive Plan to purchase 50,000 Common Shares. The warrants and options vest 20% on date of grant and 20% on each of the four anniversaries of the date of grant. In 1999, Messrs. Cooney, Brining, Hynes and Kruse were granted warrants to purchase Common Shares of the Company. The warrants and options vest 20% on date of grant and 20% on each of the four anniversaries of the date of grant.

(6)	Represents a match of deferred compensation by Max Re, pursuant to the terms of the Max Re Deferred Compensation Plan.

          The following table sets forth information concerning individual grants of options to purchase Common Shares made to the Named Executive Officers during 2001.

Warrant and Stock Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (5)

			Percent of
			Total
	No. of		Options
	Securities		Granted to
	Underlying		Employees	Exercise
	Options		in Fiscal	or Base
Name	Granted (1)		Year (4)	Price	Expiration Date	5%	10%

Robert J. Cooney	90,000		0.82%	$16.00	January 1, 2011	$ 905,608	$2,294,989
	8,081	(2)	0.74%	$16.00	January 1, 2011	$ 81,314	$ 206,065
	15,000	(2)	0.13%	$18.00	May 22, 2011	$ 169,802	$ 430,310
	233,000	(2)	2.13%	$16.00	August 17, 2011	$2,344,519	$5,941,472

W. Dave Brining	50,000		0.45%	$16.00	January 1, 2011	$ 503,116	$1,274,994
	2,245	(2)	0.02%	$16.00	January 1, 2011	$ 22,590	$ 57,247
	4,167	(2)	0.03%	$18.00	May 22, 2011	$ 47,171	$ 119,540
	30,000		0.27%	$16.00	August 13, 2011	$ 301,869	$ 764,996
	40,000	(2)	0.36%	$16.00	August 17, 2011	$ 402,493	$1,019,995

Keith S. Hynes	30,000	(3)	0.27%	$16.00	January 1, 2011	$ 301,869	$ 764,996
	10,000		0.09%	$16.00	January 1, 2011	$ 100,623	$ 254,999
	2,245	(2)	0.02%	$16.00	January 1, 2011	$ 22,590	$ 57,247
	4,167	(2)	0.03%	$18.00	May 22, 2011	$ 47,171	$ 119,540
	30,000		0.27%	$16.00	August 13, 2011	$ 301,869	$ 764,996
	40,000	(2)	0.36%	$16.00	August 17, 2011	$ 402,493	$1,019,995

Philip R. Kruse	30,000	(3)	0.76%	$16.00	January 1, 2011	$ 301,869	$ 764,996
	15,000		0.38%	$16.00	January 1, 2011	$ 150,935	$ 382,498
	2,245	(2)	0.02%	$16.00	January 1, 2011	$ 22,590	$ 57,247
	4,167	(2)	0.03%	$18.00	May 22, 2011	$ 47,171	$ 119,540
	30,000		0.27%	$16.00	August 13, 2011	$ 301,869	$ 764,996
	40,000	(2)	0.36%	$16.00	August 17, 2011	$ 402,493	$1,019,995

Peter A. Minton	30,000	(3)	0.76%	$16.00	January 1, 2011	$ 301,869	$ 764,996
	2,245	(2)	0.02%	$16.00	January 1, 2011	$ 22,590	$ 57,247
	4,167	(2)	0.03%	$18.00	May 22, 2011	$ 47,171	$ 119,540
	30,000		0.27%	$16.00	August 13, 2011	$ 301,869	$ 764,996
	40,000	(2)	0.36%	$16.00	August 17, 2011	$ 402,493	$1,019,995

(1)	Represent grants of nonqualified stock options to Messrs. Cooney, Brining, Hynes, Kruse and Minton. The options vest 20% on date of grant and 20% on each of the four anniversaries of the date of grant.

(2)	Represents grants of warrants to purchase common shares of the Company, to Messrs. Cooney, Brining, Hynes, Kruse and Minton. The warrants vest 20% on date of grant and 20% on each of the four anniversaries of the date of grant.

(3)	Represents grants of incentive stock options granted to Messrs. Hynes, Kruse and Minton. The options vest 20% on date of grant and 20% on each of the four anniversaries of the date of grant.

(4)	Percentages represent the percent of total option and warrants granted to employees during the fiscal year.

(5)	Prior to the Company’s initial public offering in August 2001, and in the absence of a regular, active public market for the Common Shares, and based in part on comparable companies, the Compensation Committee estimated the fair value of the Common Shares underlying the options and warrants granted prior to August 2001, to be $16.00 per share in January 2001, and $18.00 per share in May 2001. The Company traded at $16.00 per share in August 2001.

          The following table sets forth information regarding the exercise of options by the Named Executive Officers during 2001. The table also shows the number and value of unexercised options held by the Named Executive Officers as of December 31, 2001. The value of unexercised options is based on a fair market value of $15.66 per share as of December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year

Name	Shares acquired on exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End Exercisable/Unexercisable (1)	Value of Unexercised In-the- Money Options/SARs at Fiscal Year End Exercisable/Unexercisable

Robert J. Cooney	—	—	399,140/573,141	$217,750/$195,542

W. Dave Brining	—	—	121,378/165,274	$63,423/$42,335

Keith S. Hynes	—	—	107,378/149,274	$55,503/$37,055

Philip R. Kruse	—	—	104,378/167,274	$52,863/$46,295

Peter A. Minton	—	—	49,378/127,274	$18,543/$27,815

(1)	Represent warrants to purchase 882,281, 206,652, 186,652, 146,652 and 116,652 Common Shares of the Company, and options to purchase 90,000, 80,000, 70,000, 125,000, and 60,000 Common Shares granted under the Incentive Plan, to Messrs. Cooney, Brining, Hynes, Kruse and Minton, respectively.

Deferred Compensation Plans

          The Company maintains two deferred compensation plans for its employees, The Max Re Bermuda Pension Plan for Bermudian employees, including spouses of Bermudian employees, and the Max Re Deferred Compensation Plan for non-Bermudian employees. The Max Re Bermuda Pension Plan, which became effective January 1, 2000, is a defined contribution plan established to comply with the National Pension Scheme (Occupational Pensions) Act 1998, pursuant to which the Company made contributions of $27,550 in 2001. The Max Re Deferred Compensation Plan, which became effective July 1, 1999 is also a defined contribution plan, to which the Company made contributions of $489,594 in 2001.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

          Robert J. Cooney. The Company has entered into an employment agreement with Robert J. Cooney under which he has agreed to serve as Chief Executive Officer and President of the Company for an initial term ending on August 1, 2004 and for one year terms thereafter, subject to 90 days advance notice by either party of a decision not to renew the employment agreement. Pursuant to the terms of the employment agreement, Mr. Cooney is entitled to receive an annual salary of $550,000 (subject to an annual increase as determined in the sole discretion of the Board of Directors) and an annual performance-based target bonus of 100% of his base salary. This bonus may range from 0% to 250% of his base salary, depending on the achievement of established performance targets.

          Pursuant to the terms of Mr. Cooney’s employment agreement, Mr. Cooney received warrants to acquire an aggregate of 882,281 Common Shares of the Company, in connection with the Company’s private placement offerings of December 1999 and March 2000 and its initial public offering in August 2001. Mr. Cooney also received warrants in May 2001, in connection with a joint venture agreement between Max Re and Grand Central Re. In the event Mr. Cooney’s employment is terminated without Cause or by Mr. Cooney for Good Reason (each as defined in the employment agreement), all of the warrants that would have vested within 12 months of such termination shall become vested and exercisable. Upon the occurrence of a Change in Control (as defined in the employment agreement), Mr. Cooney’s warrants shall become vested and exercisable in full. In the event of Mr. Cooney’s termination without Cause or for Good Reason on or prior to August 1, 2004, Mr. Cooney will be entitled to a lump-sum cash payment equal to $1.5 million and accrued but unpaid salary and bonus. In the event of his termination without Cause or for Good Reason or upon the Company electing not to extend the term of the employment agreement subsequent to August 1, 2004 and on or prior to August 1, 2009, Mr. Cooney will be entitled to a lump-sum payment between $1.5 million and $550,000, calculated on a straight-line basis, and in the event of his termination on or after August 1, 2009, he will be entitled to an amount equal to $550,000. Notwithstanding the foregoing, if Mr. Cooney is terminated upon a Change in Control, Mr. Cooney, in lieu of the $1.5 million or pro-rata payment described above, will be entitled to receive a lump-sum payment equal to two times his then current base salary and last paid bonus. In addition, in the event such payments are subject to golden parachute excise taxes under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Mr. Cooney will receive a tax gross-up premium payment for the full amount of such excise tax. Mr. Cooney is also entitled to a deferred hiring bonus payment of $750,000 on the earlier of (i) his termination of employment for any reason or (ii) March 31, 2005. Mr. Cooney’s employment agreement also contains provisions relating to confidentiality, non-solicitation and non-disparagement.

          Other Members of Management. In December 1999, the Company entered into four-year employment agreements with each of W. Dave Brining, Keith S. Hynes and Philip R. Kruse, pursuant to which Mr. Brining serves as Executive Vice President – Property and Casualty Operations, Mr. Hynes serves as Executive Vice President and Chief Financial Officer and Mr. Kruse serves as Executive Vice President – Life and Annuity Operations. In April 2000, the Company entered into a three-year employment agreement with Mr. Peter A. Minton, pursuant to which Mr. Minton served as Senior Vice President & Chief Risk Officer. Since February 2001, Mr. Minton has held the position of Executive Vice President and Chief Risk Officer. Each of the foregoing employment agreements automatically renews for successive one-year terms unless either party to the agreement provides written notice not to renew at least 90 days prior to the expiration of the then current term or renewal term. In addition, each of the employment agreements contains provisions relating to confidentiality, non-solicitation and non-disparagement.

          Pursuant to the terms of their respective employment agreements, Messrs. Brining, Hynes, Kruse and Minton are paid annual salaries of not less than $400,000, $360,000, $325,000 and $275,000,

respectively, with annual performance-based target bonuses of 75% of their respective base salaries. Such bonuses may in actuality range from 0% to 200% depending on the achievement of established performance targets.

          In connection with their respective employment agreements, Messrs. Brining, Hynes, Kruse and Minton received warrants to purchase 160,000, 140,000, 100,000 and 70,000 Common Shares, respectively. In addition, each employment agreement provided for a grant of additional warrants in connection with an initial public offering, acquisition, or merger of the Company, subject to reduction in certain events. Messrs. Brining, Hynes, Kruse and Minton each received 2,485 warrants in connection with the Company’s second private placement in March 2000, and a further 4,167 warrants in connection with a joint venture agreement between Max Re and Grand Central Re. Additionally, Messrs. Brining, Hynes, Kruse and Minton each received a warrant to purchase 40,000 Common Shares of the Company, following the successful completion of the Company’s initial public offering in August 2001. The warrants vest upon the occurrence of a Change in Control (as defined in the respective employment agreements) and all warrants vest that would have vested within 12 months of termination of employment in the event of a termination by the Company without Cause or by the executive for Good Reason (each as defined in the respective employment agreements), or if the executive’s work permit in Bermuda cannot be renewed.

          The employment agreements provide for severance payments consisting of a continued payment of salary for 24 months following a termination of employment for Good Reason or without Cause; provided, however, that in the event of a termination for such reasons following a Change in Control, each executive will receive two times his base salary and his last bonus paid.

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee is an officer or employee of the Company.

Compensation Committee Report on Executive Compensation

          The Compensation Committee recommends the Company’s compensation policies and procedures to the Board of Directors, reviews performance of Company officers, approves base salary levels and administers the Company’s 2000 Incentive Plan, attached hereto as Annex C to this proxy statement, and other incentive compensation plans. The Company’s compensation policies are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long term, reflecting the Company’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders.

          The Company’s compensation program combines three components: base salary, annual bonuses and long-term compensation in the form of a stock ownership program. Base salaries are governed by employment agreements negotiated between the Company and senior management. Base salary levels and adjustments thereto are based on individual responsibilities and performance expectation as to future contributions, market salary rates and cost of living factors. Annual bonus compensation is also governed by employment agreements with senior management, which provide for a minimum and maximum annual bonus upon attaining designated performance goals. To further align the interests of senior management with the interests of shareholders, the compensation program provides management with a significant stock ownership component through the Company’s Incentive Plan.

          During 2000, the Company engaged Johnson Associates, a compensation and benefits consultant, to assist in the design of the Company’s compensation program and advise the Company on the competitiveness of such program in light of market standards.

          The competitiveness of the package is tested against peer companies in Bermuda and the United States with adjustments, where appropriate, to reflect the Company’s offshore location. Base salary generally is set to be competitive in light of relevant market conditions and to recognize competency, proficiency and level of responsibility. The Company, through Max Re, also provides a deferred compensation plan and other benefits. Two deferred compensation plans are maintained for the Company’s employees. The Max Re Bermuda Pension Plan for the Company’s Bermudian employees, including spouses of Bermudian employees and The Max Re Deferred Compensation Plan, for the Company’s non-Bermudian employees. The Max Re Bermuda Pension Plan, which became effective January 1, 2000, is a defined contribution plan established to comply with the National Pension Scheme (Occupational Pensions) Act, 1998, pursuant to which the Company made contributions of $27,550 in 2001, and $26,483 in 2000. The Max Re Deferred Compensation Plan, which became effective July 1, 1999 is also a defined contribution plan. The Company made contributions of $489,594 in 2001, $394,985 in 2000, and $68,571 in 1999.

          Mr. Cooney’s base salary for 2001 was governed by the employment agreement between him and the Company. Mr. Cooney’s bonus award for 2001 was determined based upon the same measures used for all senior management of the Company, including, but not limited to, the performance of the Company relative to a peer group on measures of investment management results, and underwriting results, revenue and business growth, and return on shareholder equity. The most heavily weighted factor in the determination of Mr. Cooney’s bonus award was the growth of the Company’s premium volume.

          The Compensation Committee believes that the Company’s current program of a base salary, short-term performance-based bonus, stock options and restricted stock granted under the Company’s Incentive Plan align the Company’s executive officers interests with the shareholders and will increase long-term stockholder value.

The Compensation Committee Zack H. Bacon III Laurence W. Cheng Willis T. King, Jr. Mario P. Torsiello

Audit and Risk Management Committee Report

          The primary purpose of the Audit and Risk Management Committee of the Board of Directors is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process of the Company and the role and responsibilities of the independent auditors. The Audit and Risk Management Committee is composed of five independent directors and operates under a written charter adopted and approved by the Board of Directors, a copy of which is attached as Annex A to this Proxy Statement.

          The Audit and Risk Management Committee has reviewed and discussed the Company’s December 31, 2001 audited consolidated financial statements with management and with KPMG, the independent accountants of the Company.

          The Audit and Risk Management Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61. This included (a) the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting, (b) methods used to account for significant unusual transactions, (c) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (d) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (e) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements.

          The Audit and Risk Management Committee has also discussed with KPMG the written disclosures and the letter required by Independence Standard’s Board Standard No. 1 regarding their independence, and has discussed with KPMG their independence.

          Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit and Risk Management Committee by the Company’s management, and its independent accountants, the Audit and Risk Management Committee recommended to the Board of Directors that the December 31, 2001 audited consolidated financial statement be included in the Company’s Annual Report on Form 10-K.

The Audit and Risk Management Committee Peter J. Rackley John R. Barber William H. Heyman Steven M. Skala James L. Zech

The foregoing Report of the Audit and Risk Management Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Audit Fees

          The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company’s Quarterly Report on Form 10Q in 2001 were $270,000.

Financial Information Systems Design and Implementation Fees

          The Company did not engage KPMG to provide, and accordingly, there were no fees billed by KPMG for, advice to the Company regarding financial information systems design and implementation during the 2001 fiscal year.

All Other Fees

          The aggregate fees billed by KPMG for services rendered to the Company for the fiscal year ended December 31, 2001, other than for services described above under “Audit Fees,” were $285,526 of which $259,293 related to the Company’s initial public offering.

General

          The Audit and Risk Management Committee has considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining KPMG’s independence.

Section 16(a) Beneficial Ownership Reporting Compliance

          The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of the Company’s securities, with the Securities and Exchange Commission. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to the Company, the Company believes that during fiscal year 2001, the Company’s officers, directors and 10% shareholders satisfied all such filing requirements.

PROPOSAL TWO

AMENDMENT OF THE COMPANY’S 2000 STOCK INCENTIVE PLAN

          On February 8, 2002, the Board of Directors of the Company adopted an amendment to the Incentive Plan, subject to approval by the Company’s shareholders, to increase the maximum number of shares available for grant under the program by 3,000,000. The shareholders are now requested to approve the amendment to the Incentive Plan, set forth as Exhibit B to this Proxy Statement. A summary of the material provisions of the Incentive Plan is set forth below and is qualified in its entirety by reference to the Incentive Plan set forth in Annex C to this Proxy Statement.

General

          The Incentive Plan is intended to enhance the ability of the Company and its subsidiaries to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in the Company parallel to that of the Company’s shareholders. The Incentive Plan provides for the grant to eligible employees, consultants, service providers and directors of the Company and its subsidiaries of stock options, restricted stock, restricted stock units, purchases, share awards or any other awards based on the value of the Company’s Common Shares (collectively, “Awards”). Assuming the amendment to the Incentive Plan is approved, 4,746,500 Common Shares will be reserved for issuance under the Incentive Plan of which during any calendar year the maximum number of shares with respect to which options may be granted to an individual participant under the Incentive Plan will be 5,000,000 shares, subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Incentive Plan will be authorized but unissued shares.

Eligibility and Administration

          Employees, consultants, service providers and directors of the Company and its subsidiaries (the “Participants”) are eligible to be granted Awards under the program. The program is administered by the Compensation Committee, which determines which Participants receive Awards, the types of such Awards and the terms and conditions thereof. The actual number of Participants who will receive Awards under the Incentive Plan cannot be determined because selection for participation in such plan is in the sole discretion of the Compensation Committee.

Awards

          Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Common Shares as the Compensation Committee determines. The Compensation Committee is authorized to set the terms and conditions relating to any option Award, including the exercise price and the time and method of exercise, provided, however, that the terms of ISOs comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

          Awards of restricted stock and restricted stock units are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may determine. Except as otherwise determined by the Compensation Committee, eligible Participants who are granted restricted stock have all of the rights of a stockholder.

          The Compensation Committee may authorize Participants to purchase Common Shares at a price above, equal to or below the fair market value of the shares at the time of grant. Any such offer may be subject to the terms and conditions the Compensation Committee may impose.

          Stock Awards or Awards based on the value of the Company’s Common Shares may be granted to Participants, subject to such performance and employment conditions as the Compensation Committee may determine. Any such Awards and any shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Compensation Committee. Payments on such Awards which are based on the value of Common Shares may be made in shares or in cash or in a combination thereof, all as determined by the Compensation Committee in its sole discretion.

          Nonqualified stock options to purchase 10,000 Common Shares are granted automatically to each non-employee director (as such term is defined in the Incentive Plan) upon each such person becoming a non-employee director. In addition, nonqualified stock options to purchase 2,000 Common Shares are granted to each non-employee director on the day after each annual meeting of shareholders of the Company. Options awarded to non-employee directors have an exercise price equal to the fair market value of the Common Shares on the date of grant, vest at a rate of 33 1/3% on each of the first, second and third anniversaries of the date of grant and terminate 10 years after the date of grant.

Nontransferability

          Unless otherwise determined by the Compensation Committee with respect to certain transfers to family members, Awards are not transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a beneficiary designation and are exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative.

Change in Control

          Upon the occurrence of a Change in Control (as defined in the Incentive Plan), all options shall automatically become vested and exercisable in full and all restrictions, if any, on any Common Share Awards, restricted stock, or restricted Common Share units granted under the Incentive Plan shall automatically lapse.

Capital Structure Changes

          In the event of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change or event, or any distribution to holders of the Common Shares other than regular cash dividends, that results in a change in the outstanding Common Shares, the number or kind of Common Shares available for options and other Awards under the Incentive Plan shall be adjusted by the Compensation Committee as it shall in its sole discretion deem equitable and the number and kind of Common Shares subject to any outstanding Awards granted under the Incentive Plan and the purchase price thereof shall be adjusted by the Compensation Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

Amendment and Termination

          The Board of Directors may amend, suspend or terminate the Incentive Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except with respect to capital structure changes, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

New Program Benefits

          The amount of benefits that will be granted under the Incentive Plan cannot be determined at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL THREE

THE AUDITORS PROPOSAL

          Upon recommendation of the Audit and Risk Management Committee, the Board proposes that the shareholders ratify the appointment of KPMG to serve as the independent auditors of the Company for the 2002 fiscal year until the Company’s annual general meeting of shareholders in 2003. KPMG, Hamilton, Bermuda served as the independent auditors of the Company for the 2001 fiscal year. A representative of KPMG, Hamilton, Bermuda will attend the Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AUDITORS PROPOSAL.

ADDITIONAL INFORMATION

Other Action at the Meeting

          A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2001, including financial statements for the year ended December 31, 2001 and the auditors report thereon, has been sent to all shareholders. The Annual Report will be presented and discussed at the Meeting, and shareholders will be asked to receive such report as well as the financial statements contained therein. Shareholders will also be asked to approve the minutes of the Annual Meeting of Shareholders in 2001.

          As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the accompanying proxy will have authority to vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for Annual Meeting of Shareholders in 2003

          Shareholder proposals must be received in writing by the Secretary of the Company no later than six weeks prior to the Company’s 2003 annual general meeting of shareholders and must comply with the requirements of Bermuda corporate law and the Company’s Bye-Laws in order to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to such meeting (the “2003 Proxy Statement”). The Company believes that shareholder proposals received by November 26, 2002 would be considered timely for inclusion in the 2003 Proxy Statement. Such proposals should be directed to the attention of the Secretary, Max Re Capital Ltd., P.O. Box HM 2565, Hamilton HM KX, Bermuda. Shareholders who intend to nominate persons for election as directors at general meetings of the Company must comply with the advance notice procedures and other provisions set forth in the Bye-Laws of the Company in order for such nominations to be properly brought before the general meeting. These provisions require, among other things, written notice from shareholders holding in the aggregate at least 70% of the issued and outstanding shares of the Company entitled to vote at the meeting. Any such recommendation must be sent to the Secretary of the Company not less than 120 days prior to the scheduled date of the Company’s 2002 annual general meeting of shareholders.

          The Nominating Committee considers nominees to the Board recommended by shareholders holding in the aggregate at least 70% of the issued and outstanding shares entitled to vote. Any such recommendation must be sent to the Secretary of the Company not less than 120 days prior to the scheduled date of the Company’s annual general meeting of shareholders and must be accompanied by written notice signed by the person to be proposed of his or her willingness to be elected. Any such recommendation shall also include: (i) the names and addresses of the shareholders who intend to make the nomination and of the person or persons to be nominated, (ii) a representation that such shareholders are holders of record of shares entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the recommendation, (iii) the class and number of shares which are beneficially owned by such shareholders, (iv) a description of all arrangements or understandings between such shareholders and each nominee and any other person or persons’ nominations are to be made by such shareholders and (v) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          If a shareholder proposal is introduced in the 2003 annual general meeting of shareholders without any discussion of the proposal in the 2003 Proxy Statement, and the shareholder does not notify the Company, in accordance with Bermuda corporate law, of the intent to raise such proposal at the annual general meeting of shareholders, then proxies received by the Company for the 2003 annual general meeting of shareholders will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Costs of Solicitation

          The cost of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person, although no compensation will be paid for such solicitation. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

By order of the Board of Directors

Robert J. Cooney, Chairman of the Board Dated: March 26, 2002

Annex A

Max Re Capital Ltd.
Max Re Ltd.

Charter of the Audit & Risk Management Committee of the Board of Directors

I.      Audit and Risk Management Committee Purpose

The Audit and Risk Management Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit and Risk Management Committee’s primary duties and responsibilities are to:

  Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  Monitor the independence and performance of the Company’s independent auditors.

  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit and Risk Management Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit and Risk Management Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit and Risk Management Committee Composition and Meetings

Audit and Risk Management Committee members shall meet the requirements of the National Association of Securities Dealers (NASD). The Audit and Risk Management Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise.

Audit and Risk Management Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit and Risk Management Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.      Audit and Risk Management Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

4.	Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit and Risk Management Committee for purposes of this review.

Independent Auditors

5.	The independent auditors are ultimately accountable to the Audit and Risk Management Committee and the Board of Directors. The Audit and Risk Management Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters that are required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Legal Compliance

11.	On at least an annual basis, review with Company counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit and Risk Management Committee Responsibilities

12.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

13.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15.	Periodically review the risk management policies, practices and controls of the Company.

Management and Director Responsibilities

16.	Management represents to the Audit and Risk Management Committee that to the best of their knowledge all transactions are fully documented are accounted for in accordance with US generally accepted accounting principals, and any questions that have arisen in accounting classifications have been reviewed with the Company’s auditors. This representation will be provided annually, in writing, to the external auditors and Audit and Risk Management Committee, and at any other time as requested.

17.	Directors and Management will disclose annually to the Audit and Risk Management Committee any potential conflicts of interest.

18.	Directors and Management are required to have prior approval from the Board, Audit and Risk Management Committee, or other relevant Committee, of any transaction with the Company, such as loans to Management or consulting arrangements with Directors.

Annex B

AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

          Section 3 of the Incentive Plan is hereby deleted and the following shall be inserted in lieu thereof:

“3.       Shares Subject to the Plan. Subject to adjustment in accordance with Section 17, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 5,000,000; provided, that, for purposes of this limitation, any shares subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall no longer be counted against any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Shares tendered by a Participant to pay all or part of the option price of an Option or to pay all or part of the taxes associated with the exercise of such Option or shares of Common Stock which are withheld upon exercise of an Option which would have otherwise been issued upon exercise of such Option shall be again available for issuance pursuant to Nonqualified Stock Options under the Plan. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any calendar year, Options to purchase more than 5,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.”

Annex C

          MAX RE CAPITAL LTD.
2000 STOCK INCENTIVE PLAN

I.      Purpose. The purpose of the Max Re Capital Ltd. 2000 Stock Incentive Plan (the “Plan”) is to enhance the ability of Max Re Capital Ltd. (the “Company”) and its subsidiaries to attract employees, consultants and directors of outstanding ability and to provide employees, consultants and directors with an interest in the Company parallel to that of the Company’s shareholders.

II.      Definitions.

A.      “Award” shall mean an award determined in accordance with the terms of the Plan.

B.      “Board” shall mean the Board of Directors of the Company.

C.      “Cause” shall mean (i) if a Participant is party to an employment agreement or consulting or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein with respect to that Participant or (ii) if no such employment, consulting or similar agreement exists, it shall mean (A) a Participant’s habitual drug or alcohol use; (ii) a Participant’s conviction by a court of competent jurisdiction, or a pleading of “no contest” or guilty to a felony or the equivalent if outside the United States or any other crime involving fraud, dishonesty or moral turpitude; (iii) a Participant’s engaging in fraud, embezzlement or any other misconduct with respect to the Company or its affiliates; (iv) a Participant’s violation of any written Company policies or rules regarding conduct; or (v) a Participant’s failure or refusal to perform his duties for the Company or a Subsidiary.

D.      “Change in Control” shall mean (i) a sale, assignment, transfer or other disposition of securities in one or more related transactions where the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company’s outstanding securities; (ii) a merger, consolidation, reorganization or similar corporate event in which the shareholders immediately prior to such transaction cease to beneficially own more than 50% of the total combined voting power of the Company’s outstanding securities or more than 50% or more of the total combined voting power of the resultant corporation or entity if the Company does not survive such transaction; or (iii) the sale, transfer, assignment or other disposition of all or substantially all of the Company’s property, assets or business to one or more unrelated parties. Notwithstanding the foregoing, no Change in Control shall be deemed to occur as a result of an Initial Public Offering of the Company or any necessary actions taken, as determined by the Board, in order to effectuate such Initial Public Offering.

E.      “Code” shall mean the Internal Revenue Code of 1986, as amended.

F.      “Committee” shall mean (i) prior to an Initial Public Offering, and subject to the provisions of Section 4 hereof, the entire Board and (ii) subsequent to an Initial Public Offering, the Board or a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are also “outside directors” within the meaning of Section 162(m) of the Code.

G.      “Common Stock” shall mean the common stock, $ 1.00 par value per share, of the Company.

H.      “Fair Market Value” per share as of a particular date shall mean the last reported sale price (on the day immediately preceding such date) of the Common Stock on the New York Stock Exchange (or any other exchange or national market system upon which price quotations for the Company’s Common Stock is regularly available); provided, however, that prior to an Initial Public Offering, Fair Market Value per share shall mean, as of any date, the fair market value on such date as determined in good faith by the Board, but shall be at least book value per share.

I.      “Immediate Family Member” shall mean, except as otherwise determined by the Committee, a Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

J.      “Initial Public Offering” shall mean the consummation of the first public offering of the Company’s Common Stock pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by the Securities and Exchange Commission.

K.      “Incentive Stock Option” shall mean a stock option which is intended to meet the requirements of Section 422 of the Code.

L.      “Non-Employee Director” shall mean any member of the Board who is not an employee of the Company or any Subsidiary or is not directly nominated by a shareholder of the Company.

M.      “Nonqualified Stock Option” shall mean a stock option which is not intended to be an Incentive Stock Option.

N.      “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

O.      “Participant” shall mean an employee, consultant, service provider, or director of the Company or its Subsidiaries and any other individual who, will become an employee, consultant, service provider or director of the Company or its Subsidiaries after the date of grant, in either case, who is selected to participate in the Plan in accordance with Section 5.

P.      “Subsidiary” shall mean any affiliate or subsidiary of the Company; provided, that, with respect to Incentive Stock Options, such term shall mean any subsidiary of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

III.      Shares Subject to the Plan. Subject to adjustment in accordance with Section 17, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 2,000,000 provided, that, for purposes of this limitation, any shares subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares shall no longer be counted against any determination of the number of shares available under the Plan and shall be available for subsequent Awards. Shares tendered by a Participant to pay all or part of the option price of an Option or to pay all or part of the taxes associated with the exercise of such Option or shares of Common Stock which are withheld upon exercise of an Option which would have otherwise been issued upon exercise of such Option shall be again available for issuance pursuant to Nonqualified Stock Options under the Plan. Subject to adjustment in accordance with Section 17, no Participant shall be granted, during any calendar year, Options to purchase more than

2,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

IV.      Administration.

A.      The Plan shall be administered by the Board, unless and until the Board shall appoint a Committee to administer the Plan. All references to the Committee hereinafter shall mean the Board if no such Committee has been appointed.

B.      The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

C.      Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

D.      The Committee may delegate to officers or employees of the Company or any subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

E.      Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

V.      Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, other employees, consultants, service providers and directors of the Company and its Subsidiaries and such other individuals who will become employees, consultants, service providers or directors of the Company and its Subsidiaries after the date of grant, in either case, as selected by the Committee. In addition, all Non-Employee Directors shall be eligible to receive Options as provided in Section 11 hereof.

VI.      Awards. Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, purchases, share awards or other awards based on the value of the Common Stock. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

VII.      Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement. The Committee may alter or waive, at any time, any term or condition of an Option that is not mandatory under the Plan.

A.      Types of Options and Limitation on Amount. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or a Nonqualified Stock Option.

Incentive Stock Options shall only be granted to employees of the Company and its Subsidiaries. No employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company and its Subsidiaries), will permit such employee to purchase stock that has an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000; provided, that, any Options granted in excess of such amount shall automatically be deemed to be Nonqualified Stock Options.

B.      Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but in the case of Incentive Stock Options, the Option price will be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries (a “10% Shareholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

C.      Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided, however, that in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed 5 years from the date of grant.

D.      Exercisability. Each Option shall vest at a rate determined by the Committee at or subsequent to grant.

E.      Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option purchase price. Such payment shall be made: (a) in cash, or (b) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option for at least six (6) months prior to exercise of the Options, or (c) following an Initial Public Offering, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods. A Participant’s subsequent transfer or disposition on any shares acquired upon exercised on an Option shall be subject to any applicable U.S. or non-U.S. laws, specifically securities law.

VIII.      Restricted Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.

                    Unless otherwise determined by the Committee, upon termination of a Participant’s service relationship with the Company or any Subsidiary for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.

                    Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock shall have all the rights of a shareholder.

                    If a share certificate is issued in respect of restricted Common Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period.

                    The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in shares of Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

IX.      Stock Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price above, equal to or below the Fair Market Value of the shares at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose. The Company may make loans available to eligible Participants in connection with the purchase of shares of Common Stock, as the Committee, in its discretion, may determine. The terms and conditions of any such loans shall be determined by the Committee, in its sole discretion.

X.      Stock Awards. Subject to such performance and employment conditions as the Committee may determine, awards of shares of Common Stock or awards based on the value of the shares of Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 10 and any shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of shares of Common Stock awards made under this Section 10 which are based on the value of shares of Common Stock may be made in shares or in cash or in a combination thereof (based upon the Fair Market Value of the shares on the date of payment), all as determined by the Committee in its sole discretion.

XI.      Non-Employee Director Stock Options.

A.      Options. Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each Non-Employee Director who is a Non-Employee Director on the day the shareholders approve the adoption of the Plan. With respect to each person who becomes a Non-Employee Director after such date, Nonqualified Stock Options to purchase 10,000 shares of Common Stock shall be granted automatically to each such Non-Employee Director on the day he or she first becomes a Non-Employee Director. In addition, on the day after each annual meeting of shareholders, each Non-Employee Director serving at such time shall be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock.

B.      Option Price. The purchase price for each Option granted under this Section 11 to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the date of grant of the Option.

C.      Exercisability. Each Option granted under Section 11(a) shall become exercisable and vest at a rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant of such Option.

D.      Method of Exercise. Each Option granted under this Section 11 may be exercised in the same manner as provided in Section 7(e).

E.      Option Period. Each Option granted under this Section 11 shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director of the Company and its Subsidiaries.

F.      Termination of Director Status. In the event of termination of service as a director of the Company for any reason, any portion of an Option granted under this Section 11 that would have become vested following such termination of service shall automatically become vested and the Option (to the extent exercisable as of the date of termination), shall be exercisable by the director or any prior transferee or by the Non-Employee Director’s designated beneficiary, or if none, the person(s) to whom such Non-Employee Director’s rights under the Option are transferred by will or the laws of descent and distribution, for one (1) year following such termination (but in no event beyond the term of the Option), and shall thereafter terminate.

G.      Except as expressly provided in this Section 11, any option granted to a Non-Employee Director hereunder shall be subject to the terms and conditions of the Plan.

XII.      Change in Control. Upon the occurrence of a Change in Control, all Options shall automatically become vested and exercisable in full and all restrictions, if any, on any Common Stock awards, restricted Common Stock, or restricted Common Stock units granted hereunder shall automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

XIII.      Withholding. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. At the discretion of the Committee, such taxes may be paid by (a) delivering previously owned shares of Common Stock or (b) having the Company retain shares which would otherwise be delivered upon exercise or payment of Awards or (c) any combination of a cash payment or the methods set forth in (a) and (b) above. For purposes of (a) and (b) above, shares of Common Stock shall be valued at their Fair Market Value. If and to the extent authorized by the Committee, the Company may, upon election by a Participant, withhold from any distribution of shares hereunder, shares of Common Stock with a Fair Market Value in excess of the Participant’s required minimum withholding obligation.

XIV.      Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.

XV.      No Right to Employment. Nothing contained in the Plan or in any Award under the Plan shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company to terminate his or her employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any Award under the Plan.

XVI.      Governmental Compliance. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any U.S. or non-U.S. law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

XVII.      Adjustments. In the event of any share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change or event, or any distribution to holders of the shares of Common Stock other than regular cash dividends, that results in a change in the outstanding shares of Common Stock, the number or kind of shares of Common Stock available for Options and Awards under the Plan shall be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares of Common Stock subject to any outstanding Awards granted under the Plan and the purchase price thereof shall be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

XVIII.      Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

XIX.      Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 17, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

XX.      General Provisions.

A.      The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

B.      All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares of Common Stock are then listed, and any applicable U.S. or non-U.S. securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of shares of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable U.S. or non-U.S. securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

C.      Following an Initial Public Offering, it is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

D.      Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares subject to an Award until a certificate or certificates evidencing shares shall have been issued to the Participant and, subject to Section 17, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

E.      The law of the State of New York shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

F.      Where the context requires, words in any gender shall include any other gender.

                              (g) Headings of Sections are inserted for convenience and reference, they do not constitute any part of this plan.

XXI.      Term of Plan. Subject to earlier termination pursuant to Section 19, the Plan shall have a term of 10 years from its Effective Date.

XXII.      Effective Date; Approval of Shareholders. The Plan is effective upon shareholder approval at the Company’s first annual meeting of shareholders (“Effective Date”).

XXIII.      Reloads. The Committee may provide, at or subsequent to the date of grant of any Option (including without limitation Nonqualified Stock Options under Section 11 hereof), that in the event a Participant pays the option price of such option (in whole or in part) or satisfies his/her tax withholding obligations (in whole or in part) by tendering, Common Stock owned by the Optionee or having withheld Common Stock otherwise issuable upon exercise, such Participant shall automatically be granted a reload option for the number of shares of Common Stock used to pay the exercise price or otherwise withheld. The reload option shall be subject to the terms and conditions that the Committee will in its discretion provide, consistent with the terms of the Plan. The Committee may provide in any award agreement that if a reload option is granted as set forth above, one or more successive reload options will be automatically granted to an Optionee who pays all or part of the exercise price or satisfies his/her tax withholding obligations (in whole or in part) of any such reload option by tendering Common Stock owned by the Participant or having withheld Common Stock otherwise issuable upon exercise of such reload option.

XXIV.      Shareholders Agreement. Prior to an Initial Public Offering, it is a condition to the exercise of any Option granted hereunder or any other Award granted hereunder that the Participant and any of his or her permitted transferees agree to be bound by the terms and conditions of the Company’s shareholders agreement as it may be amended from time to time (the “Shareholders Agreement”). In any event, any shares of Common Stock acquired with respect to any Award made hereunder shall be subject to the provisions of the Shareholders Agreement regarding restrictions on transfer and the right of certain shareholders to compel sale of shares of Common Stock. A copy of the Shareholders Agreement will be made available upon request.

Please mark your votes as indicated in this example

		FOR all nominees listed (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees
1.	Election of Directors.
Nominee 01 Glenn Dubin 02 William H. Heyman 03 Willis T. King, Jr. 04 Steven M. Skala

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.) ___________________________________________________________________

		FOR	AGAINST	ABSTAIN
2.	Incentive Plan. Amendment of the Company’s 2000 Stock Incentive Plan to increase the number of shares issuable under such plan.

		FOR	AGAINST	ABSTAIN
3.	Auditors. Appointment of KPMG, Hamilton, Bermuda, as independent auditors for 2002.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this________day of ___________2002.

Business Entity:_____________________________________________________________________________________________
                                                           (Print name of corporation, partnership or other business entity)

By: ______________________________________________________________________________________________________
        Name:
        Title:

Individual: _________________________________________________________________________________________________
                                                                 (Print name of individual)

__________________________________________________________________________________________________________
                                                                            (Signature)

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

 FOLD AND DETACH HERE

You can view the Annual Report and Proxy Statement
on the internet at www.maxre.bm

PROXY

MAX RE CAPITAL LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints N. James Tees and Sheila A. Gringley, each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of Max Re Capital Ltd. held in the name of the undersigned at the close of business on March 14, 2002, at the Annual General Meeting of Shareholders to be held on May 2, 2002, at 2:30 p.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

 FOLD AND DETACH HERE

You can now access your Max Re Capital Ltd. account online.

Access your Max Re Capital Ltd. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Max Re Capital Ltd., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1:  FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.

  SSN
  PIN
  Then click on the

  button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

  SSN
  PIN
  Then click on the    button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

  Certificate History
  Book-Entry Information
  Issue Certificate
  Payment History
  Address Change
  Duplicate 1099

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